EXHIBIT 10.1

AMENDMENT NO. 7 TO PURCHASE AND SALE AGREEMENT

This Amendment No. 7 (the “Amendment”) is made and entered into this 21st day of May, 2015 by and between Dover Motorsports, Inc. and Nashville Speedway, USA, Inc. (collectively, the “Seller”) and NeXovation, Inc. (the “Purchaser”).

WHEREAS, Seller and Purchaser entered into a Purchase and Sale Agreement dated May 28, 2014, in which the Purchaser agreed to purchase from Seller the property known as Nashville Superspeedway, as previously amended by Amendment No. 1 dated August 26, 2014, Amendment No. 2 dated October 7, 2014, Amendment No. 3 dated December 15, 2014, Amendment No. 4 dated January 13, 2015, Amendment No. 5 dated February 20, 2015 and Amendment No. 6 dated March 27, 2015, all of which are superseded by this Amendment No. 7, except as expressly provided for herein (the “Agreement”);

WHEREAS, unless otherwise defined herein, terms shall have the meaning ascribed to them in the Agreement;

WHEREAS, the parties agree to extend the date for Closing, subject to the terms and conditions of this Amendment No. 7;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Purchaser do hereby agree as follows:

1.	Closing shall take place on or before July 27, 2015. Time is of the essence.

2.	The following Sections of Amendment No. 4 survive: Sections 2 and 4 and the second sentence of Section 1.

3.	Purchaser shall wire $400,000 to Seller on or before May 22, 2015. This non-refundable payment is in consideration of this Amendment. If Closing occurs, a prorated portion of this $400,000 payment shall be applied against the Purchase Price calculated by subtracting from the $400,000 payment an amount equal to $6,666.66 for each day past May 27, 2015 that Closing takes place.

4.	Purchaser has previously made non-refundable payments to Seller totaling $2.5 Million and Purchaser unconditionally releases Seller from any claim relative to such payments.

5.	The Purchase Price is $25.3 Million (representing the original Purchase Price of $27 Million less a reduction of $1.7 Million).

6.	Purchaser shall replenish the escrow for Closing and shall deposit the sum of $1,500,000 with the Escrow Agent on or before June 1, 2015 to be held as Earnest Money upon the same terms and conditions as the previously forfeited Earnest Money. Failure to do so shall be a default under the Agreement.

7.	Except as expressly modified above, the Agreement shall remain in full force and effect.

8.	This Amendment may be executed in counterparts.

IN WITNESS WHEREOF, Seller and Purchaser have executed this Amendment the day and year first written above.

Purchaser: NeXovation, Inc.

By:	/s/ Michael B. Kinnard
Michael B. Kinnard, EVP - General Counsel

Seller: Nashville Speedway, USA, Inc.

By:	/s/ Klaus Belohoubek
Klaus Belohoubek,
Senior Vice President –General Counsel

Seller: Dover Motorsports, Inc.

By:	/s/ Klaus Belohoubek
Klaus Belohoubek,
Senior Vice President –General Counsel